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                                                                   EXHIBIT 10.15


                                        AGREEMENT


This Agreement is made this 5th day of November, 1996 by and between RDO Equipment Co. (RDOEC), a corporation duly organized and existing under the laws of the State of North Dakota; John Deere Company -- A Division of Deere & Company (JD-Ag), a corporation duly organized and existing under the laws of the State of Delaware; and John Deere Industrial Equipment Company (JDIEC), a corporation duly organized and existing under the laws of the State of Delaware.


Whereas the 1 October 1996 agreement of Ronald D. Offutt (Offutt) and the parties hereto contemplates an additional agreement, by the parties hereto, which:

(a) identifies events which, from Offutt's death forward, will constitute changes in the control of RDOEC; and

(b) provides JD-Ag and JDIEC an additional right to terminate RDOEC's dealer appointments, effective immediately, if such an event occurs after Offutt's death without the prior written approval of JD-Ag and JDIEC; and

Whereas the parties hereto desire to establish and agree upon the terms of such contemplated additional agreement;

Now Therefore, in consideration of the premises and mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.  As used in this Agreement:

    a.  "Area of Responsibility" means:

        (1) with regard to RDOEC's JD-Ag dealerships, an individual dealership location; and

        (2) with regard to RDOEC's JDIEC dealerships, a geographic region now or hereafter treated by JDIEC as a separate dealership trade area in its dealer agreements with RDOEC.

    b.  "Board" means the board of directors of RDOEC.

    c.  "Change in Control" means the occurrence of any of the following:

        (1) the sale, lease, exchange, or other transfer, directly or indirectly, of substantially all of the assets of RDOEC (in one transaction or in a series of transactions);

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        (2)  a merger, consolidation, reorganization, or similar transaction to which RDOEC is a party if the shareholders of RDOEC immediately prior to the effective date of such transaction have "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such transaction, of securities of the surviving corporation representing (a) more than 50%, but not more than 80%, of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors, unless such transaction has been approved in advance by the Continuity Directors, or (b) 50% or less of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuity Directors);

        (3) a vote by the Board or the shareholders of RDOEC to approve an event of the kind described in sections 1.c(1) or 1.c(2)(b) above;

        (4) any person or entity (other than Offutt's legal representatives and heirs who receive Offutt's RDOEC stock pursuant to Offutt's estate plan, including any trust as to which Offutt retained voting control over such shares of RDOEC stock until his death) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (a) 20% or more, but not 50% or more, of the combined voting power of RDOEC's outstanding securities ordinarily having the right to vote at election of directors, unless the transaction resulting in such ownership has been approved in advance by the Continuity Directors, or (b) 50% or more of the combined voting power of RDOEC's outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuity Directors);

        (5) Continuity Directors cease for any reason to constitute at least a majority of the Board;



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        (6)  the appointment of a new corporate executive officer or a new divisional manager of RDOEC (whether as the result of a new hire, promotion, reassignment, or otherwise) who has not been approved in advance by JD-Ag, JDIEC or both, as may be appropriate.

    d. "Continuity Director" means any individual who is a member of the Board at the time of Offutt's death, while he or she is a member of the Board, and any individual who subsequently becomes a member of the Board whose election or nomination for election to the Board was approved by a vote of at least a majority of the RDOEC directors who are Continuity Directors (either by a specific vote or by approval of the proxy statement of RDOEC in which such individual is named as a nominee for director without objection to such nomination).

    e.  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    f. "Supplemental Agreement" means the 1 October 1996 agreement of Offutt and the parties hereto.

2. From Offutt's death forward, JD-Ag and JDIEC will have the right to terminate RDOEC's dealer appointments, effective immediately, in the event of a Change in Control which is not approved in writing by JD-Ag and JDIEC. JD-Ag and JDIEC shall have the right to disapprove any Change in Control in their sole discretion. Termination under this section 2 may be executed, at the sole discretion of JD-Ag and JDIEC, on an overall basis or by individual Area of Responsibility.

3. RDOEC will give JD-Ag and JDIEC written notice immediately following any Change in Control. In addition, RDOEC will give JD-Ag and JDIEC advance written notice of any Change in Control which RDOEC reasonably may anticipate. Such advance written notice will be given when RDOEC first determines that a Change in Control is reasonably likely to occur.

4. JD-Ag and JDIEC shall have input with respect to the selection of nominees for the Board in advance of their nomination, and with respect to the removal of Board members in advance of their removal.

5. Nothing contained in this Agreement shall be construed as a waiver or modification of any terms, conditions, or rights contained in any existing agreement between JD-Ag or JDIEC and RDOEC. By way of illustration (and not limitation), the termination rights provided for JD-Ag and JDIEC in this Agreement are in addition to, and shall in no way affect or


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    limit, the termination rights of JD-Ag and JDIEC under the Supplemental
    Agreement, RDOEC's dealer agreements (as modified by the Supplemental Agreement), or any other agreement between RDOEC and JD-Ag or JDIEC.



JOHN DEERE COMPANY -- A DIVISION OF
  DEERE & COMPANY

By:
   -----------------------------------

Title:
     ---------------------------------



JOHN DEERE INDUSTRIAL EQUIPMENT COMPANY

By:
   -----------------------------------

Title:
     ---------------------------------



RDO EQUIPMENT CO.

By:
   -----------------------------------

Title:
     ---------------------------------




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